UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 25, 2014 (June 24, 2014)

Medical Action Industries Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-13251	11-2421849
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

500 Expressway Drive South
Brentwood, New York 11717
(Address of principal executive office) (Zip Code)

(631) 231-4600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry with a Material Definitive Agreement

Merger Agreement with Owens & Minor

On June 24, 2014, Owens & Minor, Inc. (NYSE:OMI), a Virginia corporation (“Owens & Minor”), Mongoose Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Owens & Minor (“Purchaser”), and Medical Action Industries Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, subject to the satisfaction or waiver of certain conditions, Purchaser will merge with and into the Company with the Company as the surviving corporation of the Merger and a wholly owned subsidiary of Owens & Minor (the “Merger”).

At the effective time of the Merger, each share of common stock of the Company issued and outstanding immediately prior to the Effective Time (excluding any shares held by the Company as treasury shares or by Owens & Minor or Purchaser  (or shares held by any of their subsidiaries) and any Appraisal Shares (as defined in the Merger Agreement)) shall be converted into the right to receive $13.80 in cash, without interest thereon (the “Merger Consideration”).

Owens & Minor and the Company have agreed to take such actions as are reasonably necessary, to cause each option for shares of common stock of the Company, whether or not exercisable, to become fully exercisable, and such options shall thereafter represent only the right to receive the following consideration: for each share subject to such option, an amount in cash equal to the excess, if any, of (i) the Merger Consideration over (ii) the per share exercise price of such option. Each option with a per share exercise price in excess of the Merger Consideration will be cancelled without consideration.  Owens & Minor will, or will cause the Company to, pay the option consideration to the holders of Company’s stock options as soon as practicable (and no later than thirty days) following the closing of the Merger.

The consummation of the Merger is subject to customary closing conditions, including, among others, the approval by the Company’s stockholders, the absence of certain legal impediments to the consummation of the Merger, the early termination or expiration of the waiting period under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and, subject to materiality exceptions, the accuracy of representations and warranties made by the Company and Owens & Minor, respectively, and compliance by the Company and Owens & Minor with their respective obligations under the Merger Agreement. The Merger is not subject to any financing condition.

The Merger Agreement requires the necessary Company stockholder approval and, subject to certain exceptions, the Company has agreed (i) not to solicit alternative transactions or enter into discussions concerning, or provide confidential information in connection with, any alternative transaction and (ii) that the Company’s board of directors will recommend that the Company’s stockholders adopt the Merger Agreement.

Prior to adoption of the Merger Agreement by the Company’s stockholders, the Company’s board of directors may in certain circumstances change its recommendation that the Company’s stockholders adopt the Merger Agreement, subject to complying with certain notice and other specified conditions set forth in the Merger Agreement, including giving Owens & Minor the opportunity to propose changes to the Merger Agreement.

The Merger Agreement may be terminated under certain circumstances, including by the Company, prior to the adoption of the Merger Agreement by the Company’s stockholders, in the event that the Company receives an unsolicited proposal that the Company concludes, after following certain procedures, is a Superior Proposal (as defined in the Merger Agreement). If the Company receives a Superior Proposal, Owens & Minor must be given the opportunity to match the Superior Proposal. In addition, Owens & Minor may terminate the Merger Agreement under certain circumstances, including if the Company’s board of directors changes its recommendation that stockholders adopt the Merger Agreement or approves a Superior Proposal for an alternative transaction. In the foregoing circumstances, the Company would be required to pay Owens & Minor a termination fee of $9,308,146.

The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. A copy of the Merger Agreement has been included to provide stockholders with information regarding its terms and is not intended to provide any factual information about the Company, Owens & Minor or Purchaser. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were solely for the benefit of parties to the Merger Agreement; and are not intended as statements of fact to be relied upon by the Company’s stockholders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders. Accordingly, stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Owens & Minor or Purchaser. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading.

Voting Agreement Relating to the Merger

On June 24, 2014, Owens & Minor entered into a voting agreement (the “Voting Agreement”) with Paul D. Meringolo, the Company’s Chief Executive Officer (the “Signing Stockholder”). In general, the Voting Agreement requires the Signing Stockholder to vote all of his shares (i) in favor of the adoption of the Merger Agreement, (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company contained in the Merger Agreement, and (iii) against any competing proposals or any other action, agreement or transaction that is intended, or could reasonably be expected to impede or interfere with the Merger or the other transactions contemplated by the Merger Agreement. Pursuant to the Voting Agreements, the Signing Stockholder waives appraisal rights.

The Voting Agreement terminates upon the earlier to occur of:  (a) the effective time of the Merger; (b) the termination of the Merger Agreement; and (c) the making of any waiver, amendment or other modification of the Merger Agreement that reduces the amount or value of, or changes the type of, consideration payable to holders of Common Stock in the Merger.

Item 8.01 Other Events.

On June 25, 2014, the Company and Owens & Minor issued a joint press release announcing the transaction described in Item 1.01 above. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statements

Statements in this press release regarding the Company’s business that are not historical facts are "forward-looking statements" (within the meaning of Section 21E of the Securities Exchange Act of 1934) that involve risks and uncertainties. Forward-looking statements reflect management's current views with respect to future events and financial performance; however, you should not put undue reliance on these statements.  When used, the words "anticipates," "believes," "expects," "intends," "future," and other similar expressions, without limitation, identify forward-looking statements.  These statements include those related to the expected benefits of the Owens & Minor transaction and the expected closing date of the Owens & Minor transaction. Forward-looking statements are not guarantees of future performance and are inherently subject to risks and uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include such factors as: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the failure to obtain approval of the Company’s stockholders or the failure to satisfy any of the other closing conditions, (3) risks related to disruption of management's attention from the Company’s ongoing business operations due to the Owens & Minor transaction and (4) the effect of the announcement of the Owens & Minor transaction on the Company’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom the Company does business, or on the Company’s operating results and business generally. In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct.

Forward-looking statements can be affected by many other factors, including, those described in the "Business", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and “Factors Affecting Future Results” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014, Quarterly Reports on Form 10-Q and other public filings. These documents are available online through the Security and Exchange Commission's (the “SEC”) website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and the Company has not assumed any duty to update any forward-looking statements.

Important Information for Investors and Stockholders

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on June 16, 2014. Additional information regarding participants in the proxy solicitations and a description of their direct and indirect interests will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Additional Information and Where to Find It

In connection with the proposed acquisition, the Company plans to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The final proxy statement will be mailed to stockholders of the Company. Investors and securityholders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by the Company with the SEC, at the SEC’s web site at http://www.sec.gov. In addition, you may also obtain the Company’s filings with the SEC, free of charge, from the Company’s website (http://www.medical-action.com/) under the tab “Investor Relations” through the “SEC Filings” link.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

2.1	Agreement and Plan of Merger, dated as of June 24, 2014, by and Owens & Minor, Inc., Mongoose Merger Sub Inc. and Medical Action Industries Inc.
2.2	Voting Agreement, dated as of June 24, 2014, by and between Owens & Minor, Inc. and Paul D. Meringolo.
99.1	Joint Press Release of Owens & Minor, Inc. and Medical Action Industries Inc., issued on June 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDICAL ACTION INDUSTRIES INC.

Dated: June 25, 2014	By: /s/ Brian Baker
Name: Brian Baker
Title: Chief Financial Officer

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of June 24, 2014, by and Owens & Minor, Inc., Mongoose Merger Sub Inc. and Medical Action Industries Inc.
2.2	Voting Agreement, dated as of June 24, 2014, by and between Owens & Minor, Inc. and Paul D. Meringolo.
99.1	Joint Press Release of Owens & Minor, Inc. and Medical Action Industries Inc., issued on June 25, 2014.